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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. on Form S-8 (File No. 33-80450), Form S-3 (File Nos. 33-99736/33-99763-01) and Form S-3 (File Nos. 333-3526/333-3526-01)
of our report dated January 14, 1997, on our audit of the Combined Statement of Revenues and Certain Operating Expenses of North Carolina Acquired Properties for the year ended December 31, 1996, which report is included in this Current Report on Form 8-K.


                                                JOSEPH DECOSIMO AND COMPANY, LLP


Chattanooga, Tennessee
October 9, 1997


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